EXHIBIT 99.1

OneTravel Holdings, Inc. Announces Sale of Assets

ATLANTA – October 3, 2006 – OneTravel Holdings, Inc. (the “Company”) announced today that it, and certain of its wholly-owned subsidiaries, OneTravel, Inc. and Farequest Holdings, Inc. (collectively, the “Sellers”), executed a definitive Bill of Sale, Assignment and Assumption Agreement (the “Bill of Sale”) on September 28, 2006, to sell substantially all of the assets of Sellers and assign certain liabilities of Sellers to OTV Acquisition Co., an affiliate of Palisades Master Fund, L.P. (“Buyer”).

Previously, the Sellers filed a motion with the United States Bankruptcy Court for the Western District of Texas Midland Division (the “Bankruptcy Court”) seeking an order pursuant to 11 U.S.C. § 363 approving procedures to sell certain assets free and clear of liens, claims and encumbrances. The Bankruptcy Court approved the motion, and the Sellers provided notice of the sale hearing and bid procedures to interested persons, but no qualifying cash bids were received.

Pursuant to a further order of the Bankruptcy Court, Palisades Master Fund, L.P. (“Palisades”), as collateral agent under the Security Agreement, dated as of October 29, 2005, as amended (the “Security Agreement”), between the Company and the holders of the 9% Secured Convertible Debentures Due 2008 and 2009 (the “Debentures”), was allowed to credit bid through Buyer, acting as agent to Palisades, the pre-petition claims arising under the Debentures toward the purchase of substantially all of the assets of Sellers. Accordingly, the Sellers have entered into the Bill of Sale with Buyer, pursuant to which Buyer will acquire the assets of Sellers by credit bidding the Debentures based on a starting value of $10,500,000 and adjusted for (a) cure costs of $1,333,000, (b) payments to/refinancing of senior lien holders of $750,000, and (c) assumed liabilities, including accounts payable and employee obligations but excluding cure costs, of $1,612,000, resulting in a final credit bid of $6,805,000. The amount of the secured claim on account of the Debentures is $15,625,000.

Pursuant to the Bill of Sale, the Sellers consummated the sale of substantially all of their assets and the assignment of certain liabilities to OTV Acquisition Co. as of September 28, 2006. The sale was conducted under Section 363 of the Bankruptcy Code, pursuant to which the assets were sold free and clear of all liens, claims and encumbrances. The sale had been approved by the Bankruptcy Court by an order signed on September 19, 2006.

Following the closing under the Bill of Sale, the Sellers intend to evaluate whether to file a liquidating plan of reorganization, convert the Chapter 11 case to a liquidating case under Chapter 7, or dismiss the case. Management is unable to predict whether any amounts will be available for distribution to stockholders.

About OneTravel Holdings, Inc. (OTVL)

OneTravel Holdings, Inc. (www.onetravelholdings.com) derives all of its revenues from its travel business subsidiaries, Farequest Holdings, Inc., operating under the name 1-800-CHEAPSEATS, www.1-800-cheapseats.com and OneTravel, Inc. operating under the names www.onetravel.com, www.cheapseats.com, www.discounthotels.com and www.11thhour.com. Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding market conditions or whether current plans to grow and strengthen the Company’s business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release and documents, the words “anticipate”, “believe”, “estimate”, “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisitions of Farequest Holdings, Inc. and OneTravel, Inc. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. The Company is also subject to those risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s historical losses and negative cash flow, its need for additional capital, and that future financing, if available, will dilute the Company’s current common stockholders, plus the Company’s inability to maintain listing with the American Stock Exchange and its resultant trading on the “Pink Sheets”, could have an adverse affect on the Company’s stock value and liquidity. Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company’s SEC filings, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:

Edward J. Wegel

(404) 256-6620